United States Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$13,522,060
Unrealized Gain (Loss) on Market Value of Futures	(29,105,300)
Interest Income	1,172,026
ETF Transaction Fees	29,000
Total Income (Loss)	$(14,382,214)

Expenses
Investment Advisory Fee	$175,794
K-1 Tax Expense	93,000
Brokerage Commissions	84,029
SEC & FINRA Registration Fees	35,984
NYMEX License Fee	13,843
Non-interested Directors' Fees and Expenses	11,453
Legal Fees	3,867
Total Expenses	$417,970
Net Gain (Loss)	$(14,800,184)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/08	$485,222,737
Additions (12,300,000 Units)	890,373,758
Withdrawals (11,700,000 Units)	(851,264,738)
Net Gain (Loss)	(14,800,184)

Net Asset Value End of Period	$509,531,573
Net Asset Value Per Unit (7,000,000 Units)	$72.79

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Oil Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502